UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 14, 2004
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                             AMERICAN BILTRITE INC.
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               (Exact Name of Registrant as Specified in Charter)



             Delaware                      1-4773                04-1701350
   ----------------------------    ---------------------       -------------
   (State or other jurisdiction    (Commission File No.)       (IRS Employer
        of Incorporation)                                   Identification No.)


           57 River Street, Wellesley Hills, Massachusetts 02481-2097
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          (Address of principal executive offices, including zip code)


                                 (781) 237-6655
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              (Registrant's telephone number, including area code)

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure included under "Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant" included in this report is incorporated herein by reference.


Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 14, 2004, pursuant to an Order of the United States Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court"), American Biltrite Inc.'s majority-owned subsidiary Congoleum Corporation ("Congoleum") and Congress Financial Corporation ("Congress") entered into a certain Amendment No. 1 to Ratification and Amendment Agreement and Amendment No. 3 to Loan and Security Agreement (the "First Ratification Amendment") as of December 14, 2004, which extends, and amends, certain of the terms of Congoleum's existing debtor-in-possession financing facility with Congress.

The First Ratification Amendment (i) amends the current budget; (ii) extends the term of the existing debtor-in-possession financing facility from December 31, 2004 to June 30, 2005; (iii) places new limitations on capital expenditures; and
(iv) provides a new minimum EBITDA covenant. A fee of $150,000 is payable by Congoleum to Congress in connection with the execution of the First Ratification Amendment.

The existing debtor-in-possession financing facility provides a one-year revolving credit facility with borrowings up to $30 million. Interest is based on 0.75% above the prime rate. The facility contains certain covenants, including the maintenance of a minimum tangible net worth and restrictions on the incurrence of additional debt. The covenants and conditions under the facility must be met in order for Congoleum to borrow thereunder. Borrowings under this facility are collateralized by Congoleum's inventory and receivables. The First Ratification Amendment does not affect these terms of the existing financing facility.

Congoleum anticipates that its debtor-in-possession financing facility will be replaced with a revolving credit facility on substantially similar terms upon confirmation of its plan of reorganization. While Congoleum expects the existing facility as amended by the First Ratification Amendment will provide it with sufficient liquidity, there can be no assurances that Congoleum will continue to be in compliance with the required covenants, that Congoleum will be able to obtain a similar or sufficient facility upon exit from bankruptcy, or that the debtor-in-possession facility will be renewed beyond its expiration on June 30, 2005.

Forward-Looking Statements

Some of the information presented in this Current Report on Form 8-K constitutes "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks, uncertainties and assumptions. These forward-looking statements are based on American Biltrite Inc.'s expectations, and American Biltrite Inc.'s understanding of Congoleum's expectations, as of the date of this report, of future events, and American Biltrite Inc. undertakes no obligation to update any of these forward-looking statements except as required by the federal securities laws. Although American Biltrite Inc. believes that these expectations are based on reasonable assumptions, within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. Readers are cautioned not to place undue reliance on any forward-looking statements. Factors that could cause or contribute to actual results differing from its expectations include those factors discussed in American Biltrite Inc.'s other filings with the Securities and Exchange Commission, including in the section of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Risk Factors That May Affect Future Results."

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 20, 2004                  AMERICAN BILTRITE INC.


                                          By: /s/ Howard N. Feist III
                                              -------------------------------
                                              Name:   Howard N. Feist III
                                              Title:  Chief Financial Officer